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                                  EXHIBIT 10.31

                     SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


                      This Agreement is entered into as of __________, 19__ by and between Advanced Micro Devices, Inc. (the "Company") and
_______________________ ("Employee") in reference to the following facts:

                      1.          Employee is a valued employee of __________
_______________________.

                      2. The Company has simultaneously with the execution of this Agreement caused Manufacturer's Life Insurance Company (the "Insurance Company") to issue policy number ___________________ (the "Policy") on the life of Employee. Employee is the owner of the Policy. The first three-month premium has been paid by the Company as of the date of this Agreement.

                      3. For purposes of this Agreement, the Company and its subsidiaries shall constitute the "Employer." For this purpose, a subsidiary is a corporation of which the Company owns, directly or indirectly, more than 50% of such corporation's outstanding securities. If Employee is employed by a corporation which, as a result of a sale or other corporate reorganization, ceases to be a subsidiary, such sale or other corporate reorganization shall be treated as a termination of Employee by Employer without Cause (as defined in Section 8) unless immediately following the event and without any break in employment the Employee remains employed by the Company or another corporation which is a subsidiary.

                      NOW THEREFORE, in consideration of the facts set forth above and the various promises and covenants set forth below, the parties to this Agreement agree as follows:

1.        Ownership of Policy.

          The Company acknowledges that Employee is the owner of the Policy and that Employee is entitled to exercise all of his or her ownership rights granted by the terms of the Policy, except to the extent that the power of the Employee to exercise those rights is specifically limited by this Agreement. Except as so limited, it is the expressed intention of the parties to reserve to Employee all rights in and to the Policy granted to its owner by the terms thereof, including, but not limited to, the right to change the beneficiary of that portion of the proceeds to which the Employee is entitled under Section 4 of the Agreement and the right to exercise settlement options.
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2.        The Company's Security Interest.

          The Company's security interest in the Policy is conditioned upon its satisfactorily performing all of the covenants under this Agreement. Each period covered by any individual premium payment described in Section 3 shall be considered a discrete extension of the Company's security interest in the Policy. The Company shall not have nor exercise any right in and to the Policy which could, in any way, endanger, defeat, or impair any of the rights of Employee in the Policy, including by way of illustration any right to collect the proceeds of the Policy in excess of the amount due the Company as provided in this Agreement and in the Policy. The only rights in and to the Policy granted to the Company in this Agreement shall be limited to the Company's security interest in and to the cash value of the Policy, as defined herein, and a portion of the death benefit of the Policy as hereinafter provided (the "Security Interest"). The Company shall not assign any of its Security Interest in the Policy to anyone other than Employee.

3.        Premium payments.

          So long as Employee is employed by the Employer and the Company's Security Interest has not been released, the Company agrees to pay premiums under the Policy in an amount such that cumulative premiums (not counting the initial three months' premiums) received by the first of each month are at least equal to the cumulative "cost of term insurance" (as defined under the Policy) from the first anniversary through the end of the third month of
coverage provided by the initial three months' premium.   The premium payment
shall be transmitted directly by the Company to the Insurance Company. Consistent with the preceding sentences, prior to the release of the Company's Security Interest in the Policy, Employee and the Company agree that the Company shall from time to time designate one or more individuals (the "Designee"), who may be officers of the Company, who shall be entitled to adjust the death benefit under the Policy and to administer the investments under the Policy; provided, however, that the Designee may only increase, but not decrease, the death benefit in effect on the date that the Policy is issued; provided further, that the Designee may only direct the investments under the Policies in funds offered by the Insurance Company under the Policy. During the period of time that this Agreement is in effect, Employee irrevocably agrees that all dividends paid on the Policy shall be applied to purchase from the Insurance Company additional paid up life insurance on the life of Employee.

4.        Death of Employee while employed by Employer.

          (a) If Employee dies prior to termination of employment with Employer and prior to his or her Security Release Date (as defined in Section 10 below), Employee's designated beneficiary





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shall be entitled to receive as a death benefit an amount equal to three times the Employee's annual base salary at the time of death, subject to a maximum benefit of the lesser of (i) two million dollars ($2,000,000), or (ii) the amount of insurance approved by Insurance Company. The amount described in the preceding sentence shall be paid from the proceeds of the Policy; to the extent such amount exceeds such proceeds, the difference shall be paid from any other source that the Company may designate, which may be either another life insurance policy on the life of Employee or the general assets of the Company. To the extent that the death benefit under the Policy exceeds such amount, the balance of the death benefit shall be payable to the Company. The designation of the beneficiaries under the Policy shall be in accordance with this Section.

          (b) Employee agrees that, during the period of this Agreement, Employee will obtain and provide to the Company and/or the Insurance Company the written consent of the spouse of the Employee, in the form attached hereto as Exhibit C, to any designation by Employee of anyone other than the Employee's spouse as the beneficiary to receive the benefits under this Section 4.

5. Employee's attaining his or her Security Release Date or termination of Employee's employment on account of a Qualifying Termination.


          (a)         By making timely payment of the premiums described in
Section 3, the Company may renew its Security Interest in the Policy for the period commencing with the due date of such payment until the later of (1) the due date of the next payment described in Section 3, or (2) the date that Employee attains his or her Security Release Date or terminates employment with the Employer on account of a Qualifying Termination (either of which events described in this clause 2 is referred to herein as a "Qualifying Event"). The Company may not extend its Security Interest in the Policy under the Collateral Security Assignment Agreement attached as Exhibit A after the occurrence of a Qualifying Event. After such Qualifying Event, Employee shall be entitled to exercise all of his or her ownership rights in the Policy without any limitation and this Agreement and its accompanying Collateral Security Assignment Agreement shall no longer constitute a restriction on Employee's rights.

          (b) Notwithstanding paragraph (a), the Company shall continue to have its Security Interest in the Policy, to the extent required to satisfy its withholding obligations as described in Section 12 and to recover any amounts owed by Employee as described in paragraph (c) below.

          (c) Employee agrees that if, at the time of the occurrence of a Qualifying Event, Employee has any outstanding balances on any loans made by the Company to Employee, then, unless Employee





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otherwise pays such outstanding balances, Employee shall cause, either by withdrawing from or borrowing on a non-recourse basis against the Policy, to be transferred to the Company, that portion of the cash value of the Policy which is equal to the sum of the outstanding balances on all such loans.

6.        Termination of an Employee for a reason other than a Qualifying
          Termination.

          If the employment of Employee with Employer is terminated prior to his or her Security Release Date for a reason other than a Qualifying Termination (as described below), Employee shall cause, either by withdrawing from or borrowing against the Policy, on a nonrecourse basis, to be transferred to the Company an amount equal to the maximum amount that may then be obtained under the Policy; provided that, the amount to be transferred to the Company shall be reduced to the extent the Employee has previously transferred to the Company an amount equal to any difference that then exists between the cash value of the Policy and the amount that may be borrowed against the Policy. In no event shall Employee's voluntary resignation prior to attaining his or her Security Release Date (as such concept is further defined below) ever constitute a Qualifying Termination, except in certain situations following a Change in Control (see Section 9).

7.        Definition of a Qualifying Termination.

          A Qualifying Termination is either of the following events: the termination of Employee by Employer for any reason other than "Cause," as described in Section 8; or the termination of Employee after a Change in Control under the circumstances described in Section 9(a). Both of these concepts are further defined below.

8. Qualifying Termination because Employee is terminated for a reason other than "Cause".

          For purposes of this Section, "Cause" shall mean (1) an act or acts of dishonesty or moral turpitude (including but not limited to conviction of a felony) taken by Employee which materially injures or damages the Employer;
(2) Employee's willful failure to substantially perform Employee's duties where such willful failure results in demonstrable material injury and damage to the Employer; (3) Employee's misrepresentation or concealment of a material fact for the purpose of securing employment with the Employer; or (4) performance by Employee which is substantially below the standard of performance which can reasonably be expected from an individual occupying Employee's position or Employee's substantially failing to meet performance objectives (such as performance objectives relating to profit) which have been previously agreed to between Employee and Employer.





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9.        Qualifying Termination on account of a Change in Control.

          (a) A Qualifying Termination shall be treated as occurring on account of a "Change in Control" (as defined below) if within six (6) months prior to or 36 months following such Change in Control, either (1) Employee's employment with the Employer is terminated without "Cause" (as defined in Section 8) or (2) Employee terminates his or her employment with the Employer for "Good Reason" (as defined in subsection (c) below).

          (b) For purposes of this Section, a "Change in Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the Securities and Exchange Commission or any stock exchange on which the Company's shares are listed which requires the reporting of a change of control. In addition, a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; or (ii) in any two-year period, individuals who were members of the Board of Directors (the "Board') at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; or (iii) a majority of the members of the Board in office prior to the happening of any event and who are still in office after such event, determines in its sole discretion within one year after such event, that as a result of such event there has been a Change of Control. Not-withstanding the foregoing definition, "Change of Control" shall exclude the acquisition of securities representing more than 20% of the combined voting power of the Company by the Company, any of its wholly-owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company. As used herein, the term "beneficial owner" shall have the same meaning as under Section 13(d) of the Exchange Act and related case law.

          (c) For purposes of this Section, "Good Reason" shall mean the occurrence of one of the following events without Employee's consent:


                      (1) An adverse and significant change in the Employee's position, duties, responsibilities, or status with the Employer, or a change in





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                                  Employee's office location to a point which
                                  is more than 30 miles from his or her office location prior to the Change in Control.

                      (2) A reduction by the Employer in Employee's base salary or incentive compensation opportunity not agreed to by Employee; and

                      (3) The taking of any action by the Employer to eliminate benefit plans without providing substitutes therefor, to reduce benefits thereunder or to substantially diminish the aggregate value of incentive awards or other fringe benefits.

          (d) A termination of employment by Employee shall be for Good Reason if one of the occurrences specified in paragraph (c) shall have occurred, notwithstanding that Employee may have other reasons for terminating employment, including employment by another employer which Employee desires to accept.

10.       Employee's attaining his or her Security Release Date.

          (a) Employee's "Security Release Date" shall mean the later of: (i) the date which is two years following the date on which the Company receives from Employee a completed notice in the form attached hereto as Exhibit B or (ii) the date specified in such notice as the Security Release Date; provided that Employee continues to be employed by Employer until such date. Employee's Security Release Date may be changed to a later date by a subsequent election, but no more than twice, and may not be accelerated.

          (b) Employee shall attain his or her Security Release Date upon becoming disabled while employed by the Employer. Employee shall be considered "disabled" at the time that the Administrator (as defined in Section 13(a) below) determines, based upon competent medical advice, that an Employee is incapable of rendering substantial services to the Employer by reason of mental or physical disability.

          (c) The Company's Security Interest in the Policy is contingent upon the timely payment of premiums under Section 3 of this Agreement. Each period covered by any individual premium payment shall be considered an independent extension of the Company's Security Interest in the Policy. In the event that the Company waives its rights by reason of failure to make payments under Section 3 of this Agreement, Employee shall immediately attain his or her Security Release Date. The Company's failure to extend its rights in no way affects the Company's duties and obligations under this Agreement.





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11.       Limitation on Employee's rights prior to a Qualifying Event.

          In order to protect the Company's Security Interest and notwithstanding any other provisions in this Agreement, prior to a Qualifying Event, Employee agrees that he or she will not modify the death benefit under the Policy, borrow against the Policy, assign the Policy, direct the investment of the cash surrender value of the Policy, or obtain any portion of the cash value of the Policy. Notwithstanding the preceding sentence, if Section 6 applies to a termination, Employee may borrow or withdraw from the Policy, so long as the borrowing or withdrawal request is submitted to the Insurance Company along with a directive that the borrowed or withdrawn amount be transferred directly to the Company.

12.       Tax Withholding.

          It is recognized by the parties that the rights of Employee in the Policy (as modified by the Agreement) may cause Employee to be treated under certain circumstances as in receipt of gross income. These circumstances may also impose upon the Company an obligation to deduct and withhold federal, state or local taxes. Unless Employee otherwise provides the Company the amounts it is required to withhold, Employee shall cause, either by withdrawing from or borrowing on a nonrecourse basis against the Policy, to be transferred to the Company that portion of the cash value of the Policy which is equal to the amount of any federal, state or local taxes required to be withheld.

13.       Disputes.

          (a) The Compensation Committee of the Board of Directors shall be the "Administrator" if Employee is a member of the Board of Directors. In all other cases, the plan administrator of the Corporation's 401(k) Plans shall be the "Administrator." The Administrator (either directly or through its designees) will have power and authority to interpret, construe, and administer this Agreement (for the purpose of this section, the Agreement shall include the Collateral Security Assignment Agreement); provided that, the Administrator's authority to interpret this Agreement shall not cause the Administrator's decisions in this regard to be entitled to a deferential standard of review in the event that Employee or his or her beneficiary seeks review of the Administrator's decision as described below.

          (b) Neither the Administrator, its designee nor its advisors, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement.





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          (c)         Because it is agreed that time will be of the essence in
detepmining whether any payments are due to Employee or his or her beneficiary under this Agreement, Employee or his or her beneficiary may, if he or she desires, submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration. This right to select arbitration shall be solely that of Employee or his or her beneficiary and Employee or his or her beneficiary may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on Employee or his or her beneficiary and Employee or his or her beneficiary may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Employee only he or she can use the arbitration procedure set forth in this section.

          (d)         Any claim for arbitration may be submitted as follows:
if Employee or his or her beneficiary disagrees with the Administrator regarding the interpretation of this Agreement and the claim is finally denied by the Administrator in whole or in part, such claim may be filed in writing with an arbitrator of Employee's or beneficiary's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of Employee or his or her beneficiary submitting a list of five potential arbitrators to the Administrator. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Administrator shall select one of the five arbitrators as the arbitrator for the dispute in question. If the Administrator fails to select an arbitrator in a timely manner, Employee or his or her beneficiary shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

          (e) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Employee or his or her beneficiary and the Administrator. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

          (f) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Company has breached this Agreement, he or she shall order the





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Company to immediately take the necessary steps to remedy the breach.  The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both the Company and Employee agree that no appeal shall be taken by either party from any decision rendered in such action.

          (g) Solely for purposes of determining the allocation of the costs described in this subsection, the Administrator will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Company has not breached this Agreement and (2) the claim by Employee or his or her beneficiary was not made in good faith. Otherwise, Employee or his or her beneficiary will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Company) including stenographic reporter, if employed, shall be paid by the other party. In the event that Employee or his or her beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by Employee or his or her beneficiary in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by the Company.

14.       Collateral Security Assignment of Policy to the Company.

          In consideration of the promises contained herein, the Employee has contemporaneously herewith granted the Security Interest in the Policy to the Company as collateral, under the form of Collateral Security Assignment attached hereto as Exhibit A, which Collateral Security Assignment gives the Company the limited power to enforce its rights to recover the cash value of the Policy under the circumstances defined herein, or a portion of the death benefit thereof. The Company's Security Interest in the Policy shall be specifically limited to the rights set forth above in this Agreement, notwithstanding the provisions of any other documents including the Policy. Employee agrees to execute any notice prepared by the Company requesting a withdrawal or non-recourse loan in an amount equal to the amount to which the Company is entitled under Sections 5, 6 or 12 of this Agreement.

15.       Employee's beneficiary rights and security interest.

          (a) The Company and Employee intend that in no event shall the Company have any power or interest related to the Policy or its proceeds, except as provided herein and in the Collateral Security Assignment. In the event that the Company ever receives or may be deemed to have received any





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right or interest in the Policy or its proceeds beyond the limited rights described herein and in the Collateral Security Assignment, such right or interest shall be held in trust for the benefit of Employee and be held separate from the property of the Company.

          (b) In order to further protect the rights of the Employee, the Company agrees that its rights to the Policy and proceeds thereof shall serve as security for the Company's obligations as provided in this Agreement to Employee. The Company grants to Employee a security interest in and collaterally assigns to Employee any and all rights the Company has in the Policy, and products and proceeds thereof whether now existing or hereafter arising pursuant to the provisions of the Policy, this Agreement, the Collateral Security Assignment or otherwise, to secure any and all obligations owed by the Company to Employee under this Agreement. In no event shall this provision be interpreted to reduce Employee's rights to the Policy or expand in any way the rights or benefits of the Company under this Agreement, the Policy or the Collateral Security Assignment. This security interest granted to Employee from the Company shall automatically expire and be deemed waived if Employee terminates employment with Employer prior to a Qualifying Event. Nothing in this provision shall prevent the Company from receiving its share of the death benefits under the Policy as provided in Section 4 of this Agreement.

16.       Amendment of Agreement.

          Except as provided in a written instrument signed by the Company and Employee, this Agreement may not be cancelled, amended, altered, or modified.

17.       Notice under Agreement.

          Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, signed by the party giving or making it, and may be given either by delivering it to such other party personally or by mailing it, by United States Certified mail, postage prepaid, to such party, addressed to its last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent, or demand.

18.       Binding Agreement.

          This Agreement shall bind the parties hereto and their respective successors, heirs, executor, administrators, and transferees, and any Policy beneficiary.





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19.       Controlling law and characterization of Agreement.

          (a) To the extent not governed by federal law, this Agreement and the right to the parties hereunder shall be controlled by the laws of the State of California.

          (b) If this Agreement is considered a "plan" under the Employee Retirement Income Security Act of 1974 (ERISA), both the Company and Employee acknowledge and agree that for all purposes the Agreement shall be treated as a "welfare plan" within the meaning of section 3(1) of ERISA. Consistent with the preceding sentence, Employee further acknowledges that his or her rights to the Policy and the release of the Company's Security Interest are strictly limited to those rights set forth in this Agreement. In furtherance of this acknowledgement and in consideration of the Company's payment of the initial premiums for this Policy, Employee voluntarily and irrevocably relinquishes and waives any additional rights in the Policy or any different restrictions on the release of the Company's Security Interest that he or she might otherwise argue to exist under either state, federal, or other law. Employee further agrees that he or she will not argue in any judicial or arbitration proceeding that any such additional rights or different restrictions exist. Similarly, the Company acknowledges that its Security Interest is strictly limited as set forth in this Agreement and voluntarily and irrevocably relinquishes and waives any additional interest or different interest or advantages that the Company would have or enjoy if the Agreement were not treated as a "welfare plan" within the meaning of Section 3(1) of ERISA.

          20. The Company and Employee agree to execute any and all documents necessary to effectuate the terms of this Agreement.

EMPLOYEE                          ADVANCED MICRO DEVICES, INC.



____________________              By: __________________________
                                  Its __________________________





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                                   EXHIBIT B

              SPLIT-DOLLAR LIFE INSURANCE SECURITY RELEASE NOTICE


                      Pursuant to the Split-Dollar Life Insurance Agreement entered into between Advanced Micro Devices, Inc. ("the Company") and me on ______________, 199__ (the "Agreement"), I hereby notify the Company that I request to be released on __________, ____ ("Security Release Date") from the Company's collateral security interest in Policy Number ________ issued by Manufacturer's Life Insurance Company. I understand that my Security Release Date must be at least two years from the date the Company receives this Notice. I also understand that my Security Release Date may be changed no more than twice, and then only to a later date, not an earlier date. I further understand that in order for the Company's collateral security interest to be released on my Security Release Date, I must continue to be employed by the Employer (as defined in the Agreement) until such date.


                                  ______________________
                                  Participant

                                  Date:_________________

Received by the Company on ____________________________

                                  by ___________________





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                                   EXHIBIT C

            SPOUSAL CONSENT TO DESIGNATION OF NONSPOUSAL BENEFICIARY


                      My spouse is _____________________. I hereby consent to the designation made by my spouse of _______________________ as the beneficiary (subject to any rights collaterally assigned to Advanced Micro Devices, Inc.) under Life Insurance Policy No. _________________ which Advanced Micro Devices, Inc. has caused Manufacturer's Life Insurance Company to issue to him/her. I also understand that this consent is valid only with respect to the naming of the beneficiary indicated above and that the designation of any other beneficiary will not be valid unless I consent in writing to such designation.

                      This consent is being voluntarily given, and no undue influence or coercion has been exercised in connection with my consent to the designation made by my spouse of the beneficiary named above rather than myself as the beneficiary under the Split-Dollar Life Insurance Policy.



                                                     ___________________________
                                                              Spouse's Signature



                                                     ___________________________
                                                             Print Spouse's Name



                                            Date: ______________________________





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